UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: December 9, 2015
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      REGULATION FD DISCLOSURE

E*TRADE Financial Corporation (the “Company”) is presenting at the Goldman Sachs U.S. Financial Services Conference today. During the presentation, the Company will discuss that beginning Q1 2016, it will operate its bank at a Tier 1 leverage ratio of 8.0%. While the Company has received regulatory approval to operate its bank at the lower capital level, any distributions of capital from the bank will continue to be subject to regulatory approval.

The Company will also announce that as of December 4, 2015, it has repurchased 1,260,000 shares of common stock at an average price of $30.36, excluding commission costs, pursuant to its previously announced share repurchase program.

The Company will also discuss its Daily Average Revenue Trades (DARTs) for the month of November. For November 2015, the Company reports DARTs of 148,777, a three percent increase from October. The Company intends to issue its standard monthly activity report for November on or about December 14, 2015. A copy of the Company’s updated presentation is available on the Company’s corporate website, about.etrade.com.

Investors should note that the Company announces material financial information in SEC filings, press releases, and public conference calls. Based on guidance from the SEC, the Company may also use the Investor Relations section of its corporate website, about.etrade.com, to communicate with investors about the Company. It is possible that the financial and other information posted there could be deemed to be material information. The information on the Company’s corporate website is not part of this filing.

The information appearing in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange act of 1934, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	December 9, 2015	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary